Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of this 12th day of April 2005 (the “Effective Date”) by and between Seattle Genetics, Inc., a Delaware corporation with its principal office at 21823 30th Drive SE, Bothell, WA 98021 (“SG”), and Protein Design Labs, Inc., a Delaware corporation with its principal office at 34801 Campus Drive, Fremont, CA 94555 (“PDL”). PDL and SG are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, PDL has certain rights to a humanized antibody directed against the CD33 antigen and has developed a CD33 Antibody Program (as defined below);

WHEREAS, PDL owns certain intellectual property rights related to humanized antibodies and antibody humanization technology;

WHEREAS, PDL wishes to license certain components of the CD33 Antibody Program to SG, along with associated nonexclusive rights under certain of PDL’s intellectual property rights relating to humanized antibodies and antibody humanization technology, and SG wishes to continue development of anti-CD33 antibodies and antibody-drug conjugates under the terms and conditions of this Agreement; and

WHEREAS, the Parties now wish to enter into a license and technology transfer with respect to the CD33 Antibody Program, including certain related intellectual property, to SG in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions

“Abandoned Product” has the meaning set forth in Section 5.2.

“[***]” has the meaning set forth in Section 6.3.

“[***]” has the meaning set forth in Section 6.3.

“ADC” means a CD33 Antibody linked to, conjugated or chemically fused with, or otherwise combined together in a single solution with, a drug, toxin, label or any other moiety. Notwithstanding the foregoing, an ADC shall not include any CD33 Antibodies (or products containing CD33 Antibodies) bound to, linked to or conjugated with a radioisotope or radiolabel.

“ADC Licensed Product” means a Licensed Product that consists of or contains an ADC.

“ADC Collaboration Agreement” means the Collaboration Agreement dated as of June 4, 2001 by and between SG and Eos Biotechnology, Inc. (“Eos”) as assumed by PDL pursuant to PDL’s

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acquisition of Eos and subsequently amended on August 8, 2001 and January 9, 2004, and as such may be amended from time to time.

“Affiliate(s)” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used solely in this definition, the term “control” means the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Antibody” or “Antibodies” means any molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains, or fragments, variants, modifications or derivatives thereof, including any antibody monospecific and bispecific antibodies, less than full-length antibody forms (such as Fv, Fab, and F(ab’)2), single-chain antibodies, and antibodies linked to a drug, toxin, label or any other moiety.

“Associated Diagnostic Product” means a diagnostic Licensed Product.

“[***]” has the meaning set forth in Section 2.3.

“[***]” means certain [***].

“CD33 Antibody” means any Antibody that binds to the CD33 Antigen.

“CD33 Antigen” means the CD33 antigen, which antigen is also known as Myeloid Differentiation Antigen CD33, gp67, SIGLEC-3, Sialic Acid–Binding Immunoglobulin-like Lectin 3, and FLJ00391.

“CD33 Antibody Program” means all research and development of CD33 Antibodies, [***] conducted by PDL prior to the Effective Date.

“CD33 Improvement” means any CD33 Antibody that differs from each PDL CD33 Antibody by [***], whether or not incorporated into an ADC.

“CD33 IND” has the meaning set forth in Section 6.3.

“CD33 Inventions” has the meaning set forth in Section 8.4.

“CD33 Know-How” means any and all materials, data, results, formulae, designs, specifications, methods, processes, techniques, ideas, discoveries, technical information, process information, pharmacological data, toxicological data, analytical and quality control data, manufacturing data, clinical information, regulatory information and submissions, and any other information, developed by PDL in the course of its efforts under the CD33 Antibody Program and as to which PDL has the right to disclose or provide and grant licenses or sublicenses (as provided for herein), to the extent that any of the foregoing pertains specifically to and is necessary or useful for SG to develop and commercialize Licensed Products. For the avoidance of doubt, [***].

“CD33 Patents” means (a) those existing patents and patent applications listed on Exhibit B, (b)

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any future patents or patent applications owned or Controlled by PDL directed to CD33 Antibodies or uses thereof and (c) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, counterparts, divisions, continuations, or continuations-in-part of or claiming priority back to any of the foregoing patents which are owned or Controlled by PDL. For the avoidance of doubt [***].

“CD33 Technology” means the Cell Lines, PDL CD33 Antibodies, CD33 Patents, CD33 Know-How and CD33 Inventions.

“Cell Lines” means all cell lines developed as of the Effective Date by PDL to produce anti-CD33 Antibodies and anti-IDs to anti-CD33 Antibodies and identified in Exhibit A.

“cGMP” means the FDA’s current good manufacturing practices, as first published in the Federal Register and then specified in the Code of Federal Regulations and FDA’s published guidance documents, and all successor regulations and guidance documents thereto, as well as the comparable practices, regulations and documents of any other comparable regulatory authorities in countries outside the United States, as in effect from time to time.

“cGMP Materials” has the meaning set forth in Section 7.1(k).

“Combination Product” means any Licensed Product that contains one or more other ingredients (other than a CD33 Antibody, ADC or any Antibody-drug conjugate technology) that have independent biologic or chemical activity as a therapeutic agent when present alone.

“Confidential Information” has the meaning set forth in Section 10.1.

“Control” means possession of the right and ability to grant access to and/or a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with a Third Party and without having to pay royalties, license fees or other payments to such Third Party on account of the grant of access, license or sublicense (or the exercise thereof by the grantee).

“Developing Party” has the meaning set forth in Section 5.

“Documentation” means the documents set forth in Exhibit A. For clarity, [***].

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“FDA” means the United States Food and Drug Administration, or any successor agency(ies).

“Field” means the prevention, treatment and/or diagnosis of conditions and diseases in humans, excluding any of the following: (a) Antibody-radionuclide conjugates or any CD33 Antibodies (or products containing CD33 Antibodies) bound to, linked to or conjugated with a radioisotope or radiolabel; and (b) human in vitro diagnostics.

“First Commercial Sale” means the first commercial sale of a Licensed Product in any country after all Regulatory Approvals required for such sale have been granted, or otherwise permitted, by the governing health authority of such country (or in the case of permitted commercial pre-approval sales in certain jurisdictions, upon the initiation of such commercial pre-approval sales. “First Commercial Sale” shall not include the sale of any Licensed Product for use in clinical trials.

[***] is the antigen that is also known as [***] and referenced as the [***] antigen in Schedule C

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to the ADC Collaboration Agreement, as may be updated from time to time.

“IND” means an Investigational New Drug Application filed or to be filed with the FDA.

“Indemnified Party” has the meaning set forth in Section 9.3.

“Indemnifying Party” has the meaning set forth in Section 9.3.

“Indemnitees” has the meaning set forth in Section 9.1.

“Initiation” means, with respect to a human clinical trial, the treatment of the first patient with a Licensed Product pursuant to the clinical protocol for a specified clinical trial.

“Inventions” means patentable or unpatentable inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets.

“[***]” has the meaning set forth in Section 4.5.1.

“[***]” has the meaning set forth in Section 4.5.1.

“Joint Inventions” has the meaning set forth in Section 8.1.

“Licensed Patents” means the CD33 Patents and the Queen Patents.

“Licensed Product” means any product, including any Combination Product, incorporating or utilizing a PDL CD33 Antibody or CD33 Improvement, excluding, however, [***], any products comprising, incorporating or utilizing: (a) [***]; or (b) [***]. Except to the extent expressly provided otherwise herein, Licensed Products shall include Associated Diagnostic Products. For clarity, Licensed Products do not include any products incorporating or utilizing CD33 Antibodies in-licensed by SG from a Third Party or independently developed by or for SG that are not covered by CD33 Technology, and SG shall have no rights or license hereunder nor owe PDL any fees, milestones or royalties hereunder with respect to such products.

“Licensed Technology” means the CD33 Technology and the Queen Patents.

“[***]” is the antigen that is also known as [***] and referenced as the [***] antigen in Schedule C to the ADC Collaboration Agreement, as may be updated from time to time.

“Losses” has the meaning set forth in Section 9.1.

“Materials” means the Cell Lines, supplies of CD33 Antibodies and other materials, in all such cases as set forth on Exhibit A.

“[***]” means the [***].

“[***]” means [***] as each is defined in the [***].

“Net Sales” means, as to each calendar quarter, the gross invoiced sales prices (or, in the absence of such invoices, the amount) charged for all Licensed Products sold or otherwise disposed of by or for

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SG, its Affiliates and/or sublicensees to independent Third Parties in arm’s length transactions exclusively for money or, where the transaction is not at arm’s length or not exclusively for money, the price that would have been so invoiced if it had been at arm’s length, during such calendar quarter, after deduction (if not already deducted in the amount invoiced) of the following items paid by SG, its Affiliates and sublicensees during such calendar quarter with respect to sales of Licensed Products regardless of the calendar quarter in which such sales were made, provided and to the extent that such items are incurred:

(a) reasonable and customary [***];

(b) reasonable and customary [***];

(c) any [***] and borne by the seller thereof without reimbursement from any Third Party; and

(d) any [***] and to the extent borne by the seller without reimbursement from any Third Party.

All of the foregoing deductions from the gross invoiced sales prices of Licensed Products shall be determined in accordance with GAAP. In the event that SG, its Affiliates or sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled with the next report and payment of any royalties due. Net Sales shall not include transfer of Licensed Products by or on behalf of SG, its Affiliates or sublicensees in connection with clinical trials at or below the costs of goods thereof.

In the event a Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition above), during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average per unit sale price of the CD33 Antibody contained in the Licensed Product, when sold separately in finished form in the country in which the Combination Product is sold and B is the average per unit sale price of the other active ingredient(s) included in the Combination Product when sold separately in finished form in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of the CD33 Antibody contained in the Licensed Product alone did not occur in such period or country, then in the most recent royalty reporting period in which arms length fair market sales of such CD33 Antibody contained in the Licensed Product occurred in such country or if no such sales have occurred in such country, the average per unit sale price in all countries the CD33 Antibody contained in the Licensed Product is sold alone during the applicable royalty period. In the event that such average sale price cannot be determined for the CD33 Antibody contained in the Licensed Product, on the one hand, and all other active ingredients included in the Combination Product, on the other, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith.

“Opt-In Right” has the meaning set forth in Section 5.

“Opt-In Notice” has the meaning set forth in Section 5.

“Party” or “Parties” have the meanings set forth in the introductory paragraph of this Agreement.

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“PDL CD33 Antibody(ies)” means the CD33 Antibodies owned or Controlled by PDL and specifically known as Zamyl (also known as HuM195) and M195.

“PDL Inventions” has the meaning set forth in Section 8.1.

“Phase I Clinical Trial” means a clinical trial designed to evaluate the pharmacokinetic and pharmacodynamic properties, maximum tolerated dose, dosing interval, and absorption, distribution, metabolism and excretion of a candidate drug, generally consistent with 21 CFR §312.21(a) or the comparable applicable rules and regulations of the jurisdiction in which the clinical trial is conducted.

“Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population generally consistent with 21 CFR §312.21(b) or the comparable, applicable rules and regulations of the jurisdiction in which the clinical trial is conducted.

“Phase III Clinical Trial” means a controlled, multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support regulatory submissions and labeling of a candidate drug generally consistent with 21 CFR §312.21(c) or the comparable, applicable rules and regulations of the jurisdiction in which the clinical trial is conducted.

[***] is the antigen referred to as [***] referenced in Schedule C to the ADC Collaboration Agreement, as may be updated from time to time.

“Queen Patents” means all patents or patent applications owned or Controlled by PDL to the extent directly related to the humanization of antibodies and identified on Exhibit C, which are filed prior to or during the Term of this Agreement, and any addition, continuation, continuation-in-part or division thereof or any substitute application therefor, any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, including any supplementary protection certificates. Upon request, PDL shall provide SG with an updated Exhibit C from time to time during the Term but not more frequently than once per quarter to reflect the current status of the Queen Patents.

“Receiving Party” has the meaning set forth in Section 5.

“Regulatory Approval” means regulatory approval (including, where applicable, supplements, pre-or post-approvals or pricing approval in the event that actual sales do not take place before such approval(s) are obtained) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of a Biologics License Application, New Drug Application or the equivalent by the FDA.

“Royalty Term” means the period beginning upon First Commercial Sale of the first Licensed Product in each country and ending upon the later of: (a) the expiration of the last of the Valid Claims under the Licensed Patents in such country; or (b) [***] years after the First Commercial Sale of such Licensed Product in such country.

“Second Generation CD33 Products” means any product incorporating or utilizing a Second Generation CD33 Improvement (which such product, for the avoidance of doubt, could be an Unconjugated Antibody Licensed Product, an ADC Licensed Product, an Associated Diagnostic Product or not a Licensed Product at all).

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“Second Generation CD33 Improvement” means any CD33 Improvement that results in either: [***]; provided that Second Generation CD33 Improvements shall not include any CD33 Improvements necessary or useful to (a) [***] or (b) [***]. For clarity, a [***] may not be [***] after the [***].

“[***]” means the [***], beginning as of the Effective Date, during which [***].

“SG Inventions” has the meaning set forth in Section 8.1.

“SG Patents” means (a) any patents or patent applications anywhere in the world directed to SG Inventions; and (b) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, counterparts, divisions, continuations, or continuations-in-part of or claiming priority back to any of the foregoing patents.

“SG CD33 Patents” means: (a) any patents or patent applications anywhere in the world owned or controlled by SG directed to inventions made solely by employees, agents or consultants of SG during the Term of this Agreement relating specifically to SG’s research or development of Licensed Products hereunder; and (b) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, counterparts, divisions, continuations, or continuations-in-part of or claiming priority back to any of the foregoing patents or patent applications. For the sake of clarity, SG CD33 Patents do not include any patents or patent applications specifically covering SG’s ADC technology or other platform or enabling technologies not specifically related to CD33 Antibodies, or reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, counterparts, divisions, continuations, or continuations-in-part of or claiming priority back to any of the foregoing patents or patent applications.

“Term” has the meaning set forth in Section 11.1.

“Territory” means worldwide.

“Third Party” means any person, corporation or entity other than PDL or SG.

“Unconjugated Antibody” means a CD33 Antibody that is not an ADC or otherwise linked to or conjugated or combined with a drug, toxin, label or any other moiety.

“Unconjugated Antibody Licensed Product” means a Licensed Product that consists of, contains or uses an Unconjugated Antibody (and no ADC), but in any event excluding Associated Diagnostic Products.

“Valid Claim” means: (i) a claim of an issued and unexpired patent that (a) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or similar binding and official action; and/or (ii) a claim of a patent application that has been pending for less than [***] or (but not until) that is allowed after such [***] period.

2. License Grants.

2.1 Exclusive License Grant. Subject to the terms and conditions of this Agreement,

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PDL hereby grants to SG an exclusive license, with right to sublicense (solely in accordance with Section 2.7), under the CD33 Technology to research, develop, make, have made, use, import, export, sell or offer for sale ADC Licensed Products and Unconjugated Antibody Licensed Products [***] in the Field in the Territory. The license grant under this Section 2.1 excludes any rights for [***].

2.2 Exclusive Sublicense under [***]. Subject to the terms of this Agreement and the [***], PDL hereby grants to SG an exclusive (except with respect to Associated Diagnostics for which the sublicense shall be nonexclusive and except with respect to Licensed Products that are Second Generation CD33 Products for which the sublicense shall be co-exclusive to the same extent as provided for in Section 2.4) sublicense, with right to sublicense (to the extent authorized under the [***] and otherwise solely in accordance with Section 2.7), under the [***] to the [***] to research, develop, make, have made, use, import, export, sell or offer for sale Licensed Products in the Field in the Territory, with such sublicense further limited to the field of human therapy and human in vivo diagnostics (excluding any human in vitro diagnostics). SG, its Affiliates and/or sublicensees agree to comply with all applicable obligations, covenants and conditions of the [***], and any amendments thereto (including, without limitation, those relating to record keeping, reporting and audits, indemnification, publications, and use of [***]). PDL will not [***] without the prior written consent of SG.

2.3 [***]. Subject to the terms of this Agreement and [***], PDL hereby grants to SG a worldwide, nonexclusive sublicense to the [***] to make, use, sell and otherwise distribute Licensed Products in the Field in the Territory. SG agrees to [***]. To the extent permissible [***], SG shall have the right to [***] solely in connection with [***].

2.4 Co-Exclusive License Grant. Subject to the terms of this Agreement, including, but not limited to, Section 5, and [***], PDL hereby grants to SG and its Affiliates a co-exclusive license with PDL, with right to sublicense solely as provided in this Section 2.4 and otherwise in accordance with Section 2.7, to the CD33 Technology to research, develop, make, have made, use, import, export, sell or offer for sale Licensed Products that are Second Generation CD33 Products in the Field in the Territory. Each Party shall have the right to sublicense its rights pursuant to this Section 2.3 solely with respect to [***] for which the other Party has failed to exercise its Opt-In Right pursuant to the terms of Section 5 following the full opportunity of such other Party to exercise such Opt-In Right in accordance with Section 5.

2.5 Associated Diagnostic Products License Grant. Subject to the terms and conditions of this Agreement, PDL hereby grants to SG a worldwide, nonexclusive license, with right to sublicense (solely in accordance with Section 2.7), under the CD33 Technology to research, develop, make, have made, use, import, export, sell or offer for sale Associated Diagnostic Products together with Licensed Products in the Field in the Territory.

2.6 Nonexclusive License Grant under Queen Patents. Subject to the terms of this Agreement, PDL hereby grants to SG a nonexclusive, worldwide license, with right of sublicense (solely in accordance with Section 2.7), under the Queen Patents to research, develop, make (or have made), use, import, export, sell or offer for sale Licensed Products in the Field in the Territory.

2.7 Sublicensing. SG shall have the right to grant sublicenses of its rights under this Agreement, provided, however, that: (a) SG shall be responsible for the operations of any sublicensee relevant to this Agreement as if such operations were carried out by SG itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provides for such amount to be paid by the sublicensee directly to PDL, (b)

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any such sublicense shall bind the sublicensee in writing to all the applicable terms and conditions of this Agreement for the benefit of PDL, including, without limitation Articles 9 and 10 and a provision granting to SG audit rights similar to PDL’s audit rights under Section 4.9 of this Agreement, which rights SG agrees to exercise for PDL at PDL’s request and expense, (c) SG shall remain primarily responsible for all acts and obligations hereunder, including transferring CD33 Technology and associated materials to sublicensees, (d) SG shall notify PDL in writing promptly after the grant of any such sublicense including in such notice the name and address of the sublicensee and the identity of the Licensed Product(s) and field(s) that are covered by the sublicense and SG shall provide PDL with a copy of such sublicense together with such notice, and (e) [***]; provided, that SG shall not be required to pay PDL any [***]. SG shall [***] within [***] after SG [***] together with a written report specifying the [***] thereof. SG further agrees to contractually obligate [***] to comply with [***] (as the case may be) applicable to SG.

2.8 Reservation of Rights. For the avoidance of doubt, all exclusive (but not co-exclusive) licenses granted by PDL to SG hereunder are exclusive even as to PDL (to the extent of the license grant); provided, however, that, for the avoidance of doubt, PDL retains the right to research, develop, manufacture and commercialize (including the rights to make, have made, use, sell, offer to sell, import and export) Second Generation CD33 Products, subject to Article 5. PDL and its licensors shall retain ownership of the Licensed Technology and [***], subject to the rights and licenses expressly granted herein. Except as expressly provided for herein, no right, license, title, or interest is granted by PDL to SG, implied or otherwise, in, to or under the Licensed Technology or the [***].

2.9 Expiration of Royalty Term. Upon expiration of the Royalty Term in each country, the licenses granted in this Section 2 with respect to the Licensed Technology in such country shall become nonexclusive, royalty-free, fully paid-up and perpetual, subject to termination, if any, under Article 11.

2.10 [***]

3. Materials, Documentation and Technology Transfer. Promptly following the Effective Date, PDL shall make available to SG the Materials and Documentation as set forth in Exhibit A and shall, for a period not to exceed [***] after the Effective Date make appropriate PDL personnel and consultants reasonably available to address questions associated with the transferred material and documentation set forth in Exhibit A. The Materials, to be transferred within [***] of the Effective Date, shall be deemed “delivered” hereunder upon PDL’s tender of the Materials to a carrier reasonably designated by SG [***]. Subject to reasonable availability, PDL will make its employees and relevant consultants reasonably available during [***] to consult with qualified SG personnel on issues and questions related to development and manufacturing of Licensed Products, provided that in no event shall PDL be obligated to provide more than [***] during the [***] and more than [***] thereafter in performing such activities. SG shall pay PDL at an annual rate of [***], for up to [***], for research, development, manufacturing, technology transfer or other assistance to SG hereunder, in [***] from the Effective Date, and as reasonably requested by SG for PDL time allocated to such activities beyond [***], provided that such PDL resources are available. For technology transfer purposes, SG will make any and all requests through [***] who will coordinate all access to PDL personnel and consultants (the latter within [***] of the Effective Date only). After [***] from the Effective Date, SG shall coordinate the activities of consultants and shall pay associated consulting fees.

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4. Compensation to PDL.

4.1 Upfront Credits. As of the Effective Date, SG agrees to provide [***] of non-cancelable, non-refundable credits to PDL against payments otherwise owed by PDL to SG pursuant to the ADC Collaboration Agreement to be applied as follows:

(a) [***] for a [***] extension of the Option Period (as defined in the ADC Collaboration Agreement) with respect to the [***], such that the Option Period expires on [***]; and

(b) [***] for the annual maintenance fee due [***] pursuant to Section 7.1 of the ADC Collaboration Agreement with respect to the [***]; and

(c) [***] to be applied to any future payments owed by PDL to SG pursuant to the ADC Collaboration Agreement.

4.2 Material Supply Fee. SG agrees to pay PDL [***] within ten (10) days after PDL’s delivery of the Materials pursuant to Section 3. The foregoing payment shall be non-cancelable and non-refundable.

4.3 ADC Royalty Reduction. As of the Effective Date, the ADC Collaboration Agreement is hereby amended such that the royalty rate payable by PDL to SG pursuant to Section 7 thereof is reduced to [***] solely with respect to Licensed Products (as defined in the ADC Collaboration Agreement) targeting: [***] (as such term is defined in the ADC Collaboration Agreement) to be [***] by PDL (in its sole discretion) by written notice to SG [***]. Such reduced royalty rate shall not be subject to [***] of the ADC Collaboration Agreement and shall not [***] of the ADC Collaboration Agreement (but shall not, in any event, be subject to [***] in the event of [***] with respect to [***]).

4.4 Royalties.

4.4.1 During the Royalty Term, SG shall pay PDL royalties on Net Sales of Licensed Products as follows:

(a) For [***]):

(i) a royalty of [***] of [***] of aggregate Net Sales in each calendar year; and

(ii) a royalty of [***] of Net Sales [***] in each calendar year.

(b) For [***], a royalty of [***] of Net Sales.

(c) For [***], a royalty equal to the [***] of: (i) [***] of Net Sales; or (ii) [***] of the [***] that SG receives from a Third Party sublicensee that is developing, manufacturing and/or selling Associates Diagnostic Products pursuant to a license agreement with SG.

4.4.2 For purposes of clarity, SG shall not be required to pay any royalties to PDL hereunder for [***] for which: (a) [***]; or (b) [***] and for which an agreement between the Parties therefore (as provided in [***]) has been entered into.

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4.5 Third Party Royalties; Adjustments to Royalties.

4.5.1 SG shall be responsible for paying all license fees, milestones, royalties and other payments owed to Third Parties on account of the research, development, manufacture, use or sale of Licensed Products by or for SG, its Affiliates and/or sublicensees (or any customers), including fees, milestones and royalties owed pursuant to the [***] (but excluding [***]. For royalties owed under license agreements, including the [***], SG shall pay all amounts due to the applicable Third Party (such as [***] and/or [***]) to the extent provided in the previous sentence at least [***] before such amounts are due under the [***] or other applicable agreement, indicating in a notice sent with such payment (and without limiting any other reporting obligations hereunder or thereunder) that such payment is being made on PDL’s behalf (and referencing this Agreement and the [***]). SG shall provide a copy of all such notices (and any other notices or reports sent to such Third Parties, including [***]) to PDL at the same time such notices are sent by SG to such Third Parties. SG shall be entitled to any royalty offsets, credits, most favored nation clauses or other reductions in royalties to which PDL would be entitled pursuant to the [***]. SG shall be responsible for [***].

4.5.2 For [***], if the sum of the royalties payable by SG, its Affiliates and/or sublicensees to PDL under Section 4.4.1(b) plus any other royalties SG is required to pay to any Third Party for a license to patent rights covering such [***] exceeds [***] of Net Sales of such [***] in any calendar year, then for each [***] by which the total royalties otherwise due and payable by SG with respect to such [***] to PDL and the Third Parties described above exceeds [***] of Net Sales, the rate of royalties due to PDL under Section 4.4.1(b) shall be reduced by [***]; provided, however, that in no event shall any adjustment pursuant to this Section 4.5.2 reduce the royalty payments due and payable by SG to PDL pursuant to Section 4.4.1(b) with respect to a Licensed Product in any country to less than [***] of Net Sales, exclusive of royalties payable to Third Parties or payable (directly or on behalf of PDL) to [***].

4.6 Mode of Payments. For purposes of determining when a sale of any Licensed Product occurs under this Agreement, the sale shall be deemed to occur on the earlier of: (i) the date of the invoice to the purchaser of the Licensed Product; or (ii) the date the applicable Net Sales are received or recognized on the books of the applicable entity. After the First Commercial Sale, all royalty payments shall be made within [***] after the end of each calendar quarter in which such sales were deemed to occur. Such royalty payments shall be accompanied by a detailed statement for each country in which sales of Licensed Products occurred in the calendar quarter covered by such statement, specifying: the gross sales (if available) and Net Sales in each country’s currency; the type and number of units of Licensed Product sold in each country, the applicable royalty rate under this Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales; the applicable exchange rate to convert from each country’s currency to U.S. Dollars under Section 4.7; and the royalties payable in U.S. Dollars. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent required under applicable law). SG shall make any withholding payments required under applicable law and due on behalf of PDL and shall promptly provide PDL with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service related to an application by PDL for a foreign tax credit for such payment. SG shall reasonably cooperate with PDL in connection with seeking any reduction or exemption from withholding available under applicable law. All royalty payments hereunder shall be made to PDL in U.S. Dollars by bank wire transfer in immediately available funds to the account designated by PDL in writing to SG from time to time.

4.7 Foreign Currency Conversion. For sales of any Licensed Product that occur in a

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currency other than U.S. Dollars, the quarterly royalty payment shall be calculated as follows:

(A/B) x C = U.S. Dollars royalty payment on foreign currency sales, where

A =	foreign currency “Net Sales” per quarter;

B =	foreign exchange conversion rate, expressed in local currency per U.S. Dollar (using as the applicable foreign exchange conversion rate published in the western edition of the Wall Street Journal, or any other mutually agreed-upon source, for the last business day of the applicable calendar quarter); and

C =	the royalty rate applicable to such Net Sales under this Agreement.

4.8 Restrictions on Payment. If by law, regulations or fiscal policy of a particular country, remittance of royalties in U.S. Dollars is restricted or forbidden, written notice thereof shall promptly be given to PDL, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of PDL in a recognized banking institution designated by PDL in writing. When the laws or regulations of any country prohibit both the transmittal and deposit of royalties on sales in such country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that SG would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted to the extent allowable.

4.9 Financial Record Keeping and Review.

(a) SG Records. After the First Commercial Sale, SG shall retain (and shall obligate all sublicensees to retain) for at least [***] following the end of the calendar year to which they pertain (including following expiration or termination of this Agreement) records of all sales of Licensed Products and related information, in reasonably sufficient detail to permit PDL to confirm the accuracy of SG’s royalty calculations, reports and payments hereunder.

(b) Review. Subject to the other terms of this Section 4.9(b), at the request of PDL, upon at least [***] prior written notice from PDL to SG, and at the expense of PDL (except as otherwise provided below), SG shall permit an independent certified public accountant selected by PDL and reasonably acceptable to SG to inspect (during regular business hours) the records required to be maintained by SG under this Section 4.9 as provided herein. At PDL’s request hereunder (which shall not be made more frequently than [***] per year during the Royalty Term after First Commercial Sale and for [***] following expiration or termination of the Royalty Term), the accountant shall be entitled to review, the then-preceding [***] of SG’s records for purposes of verifying SG’s royalty calculations, payments and reports hereunder. In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the confidentiality provisions of Section 10 and limiting the disclosure and use of such information to authorized representatives of the Parties and the purposes germane to this Section 4.9. Results of any such review shall be made available to both Parties. If any review reveals a deficiency in the calculation of royalties resulting in any underpayment by SG, SG shall promptly pay PDL the amount remaining to be paid (plus interest thereon as provided in Section 4.12), and if such underpayment is by [***] or more, SG shall pay all costs and expenses of the review.

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4.10 Milestones.

4.10.1 [***] Licensed Products. As additional consideration for the licenses and rights granted to it hereunder, SG shall pay to PDL the following milestone payments within [***] days of the first occurrence of each event set forth below with respect to the first [***] (regardless of how many of such [***] are developed), whether such events are achieved by SG, its Affiliates or sublicensees, as follows:

(a) Upon [***];

(b) Upon [***];

(c) Upon [***]; and

(d) Upon [***].

If any of (a) through (d) above is achieved before one or more preceding milestone payments has become due, then such preceding milestone payments shall be deemed to become due within [***] of the achievement of the subsequent milestone. For example, if the first [***] directly, then both the [***] milestones will also become due at the [***].

4.10.2 [***] Licensed Products. As additional consideration for the licenses and rights granted to it hereunder, SG shall pay to PDL the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the first [***] (regardless of how many [***] are developed), whether such events are achieved by SG, its Affiliates or sublicensees, as follows:

(a) Upon [***];

(b) Upon [***];

(c) Upon [***]; and

(d) Upon [***].

If any of (a) through (d) above is achieved before one or more preceding milestone payments has become due, then such preceding milestone payments shall be deemed to become due within [***] of the achievement of the subsequent milestone. For example, if the first [***] directly, then both the [***] milestones will also become due at the [***].

4.10.3 [***] Products. As additional consideration for the licenses and rights granted to it hereunder, SG shall pay to PDL the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the first [***], including any [***] or [***] that [***] (regardless of how many such [***] are developed), whether such events are achieved by SG, its Affiliates or sublicensees, as follows; provided that the following milestone payments shall not be applicable to [***] for which: (a) [***] and [***]; or (b) [***] and [***] hereof and for which an agreement between the Parties (as provided in [***]) has been entered into:

(a) Upon [***];

(b) Upon [***];

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(c) Upon [***]; and

(d) Upon [***].

If any of (a) through (d) above is achieved before one or more preceding milestone payments has become due, then such preceding milestone payments shall be deemed to become due within [***] of the achievement of the subsequent milestone. For example, if the first [***] directly, then both the [***] milestones will also become due at the [***].

For purposes of clarification, if a [***] or an [***], SG shall be obligated to pay milestones with respect to such [***] solely pursuant to this Section 4.10.3 and not Section 4.10.1 or 4.10.2.

4.10.4 No Associated Diagnostic Product Milestones. SG shall not be obligated to make any milestone payments to PDL with respect to any Associated Diagnostic Product.

4.11 Annual License Maintenance Fees. Commencing on [***] and continuing until the date of [***] for a Licensed Product and subject to the terms and conditions of the Agreement, SG shall pay to PDL an annual license maintenance fee, in the amount of [***]. Such amount is [***]. The first payment of the annual license maintenance fee is due on [***] and each subsequent payment shall be made on each anniversary thereafter.

4.12 Interest. If SG fails to pay any amount specified under this Agreement after the date such payment is due, the amount owed shall bear interest, calculated from the due date until actually received by PDL, at the lesser of: (a) a rate equal to [***] from time to time on each date such payment was due; or (b) the maximum rate permitted by applicable law.

5. Second Generation CD33 Products.

5.1 Co-Development Option. In accordance with Section 2.4, [***]. Following the [***], each Party shall have a co-exclusive right during the Term hereof [***]. Within [***], and upon each anniversary thereafter, each Party shall provide the other Party with a written report describing the status, total costs incurred to date and any patent applications filed with respect to such Party’s [***]. In addition, each Party shall provide the other Party at least [***] prior written notice of any [***] for each [***], which notice shall include [***] (an “Opt-In Notice”). The Party receiving the Opt-In Notice (the “Receiving Party”) shall have a right exercisable upon written notice to the Party sending such Opt-In Notice (the “Developing Party”) within [***] following receipt of such Opt-In Notice to opt into a [***] co-development and co-funding program for such [***] (an “Opt-In Right”). If the Receiving Party elects to exercise the Opt-In Right, the Parties shall negotiate in good faith a Co-Development Agreement on commercially reasonable, industry standard terms. Such Co-Development Agreement shall include: (a) a requirement that the Receiving Party reimburse the Developing Party for fifty percent [***] of the Developing Party’s costs incurred for such [***]; (b) provisions stipulating that the Developing Party shall have [***]; and (c) a decision-making mechanism that includes (i) a joint steering committee made up of equal numbers of representatives from each Party, (ii) a dispute resolution process providing for escalation of disputes to each Party’s Chief Executive Officer, with the Chief Executive Officer of the Developing Party with third party alternative dispute resolution having the final decision to resolve any deadlocks. If the Receiving Party does not exercise its Opt-In Right within the [***] period, then the Opt-in Right shall expire and the Developing Party shall have the sole right to [***] without any involvement from the Receiving Party; provided that if the Developing Party does not [***] within [***] after the Opt-In Right expires, then the Opt-in Right shall be reinstated on the terms provided herein prior to the

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date that the Developing Party does [***] for [***]; and provided further that if [***] and [***], then SG shall [***] and the [***]. Notwithstanding anything to the contrary in this Agreement, [***].

5.2 Right of First Refusal. If, at any time during the [***] period following the Effective Date, PDL ceases to develop a [***] (an “Abandoned Product”) that it had commenced developing (excluding [***]), PDL shall provide written notice thereof to SG and SG shall have a right of first refusal to license such Abandoned Product as follows. PDL shall notify SG at least [***]: (a) before licensing such Abandoned Product to Third Parties or (b) after PDL makes a final determination to cease development of such Abandoned Product. Upon delivery of either such notice, the parties shall meet and discuss in good faith the negotiation of a license agreement for such Abandoned Product under mutually agreeable terms and conditions. If the Parties fail to reach agreement on such a license within [***] after the first notice described above or SG gives written notice that it is not interested in licensing such Abandoned Product during the [***] period, PDL shall have the right to license such Abandoned Product to a Third Party; provided that if the terms of such license are more favorable to the Third Party than the terms last offered to SG, PDL shall notify SG in writing and SG shall have a period of [***] to exercise the right to enter into a license agreement with PDL on such terms for such Abandoned Product.

6. Development and Commercialization.

6.1 Manufacturing. SG, its Affiliates and/or sublicensees shall be solely responsible for all aspects of development and manufacturing of Licensed Products; provided that upon SG’s request, PDL will consider (without obligation hereunder), subject to availability of manufacturing capacity and other considerations in PDL’s sole discretion, to manufacture additional quantities of cGMP CD33 Antibody to supply additional clinical trials [***]. In addition, if SG requests that PDL manufacture commercial CD33 Antibody, and at that time PDL has the ability, available capacity and desire to do so (in its sole discretion), then the parties agree to negotiate in good faith towards a commercial manufacturing agreement (provided that PDL shall have no obligation hereunder to so manufacture CD33 Antibody).

6.2 Clinical Trials and Clinical Trial Data. PDL shall transfer all available clinical documents for the Licensed Product, including but not limited to, the clinical documents listed in Exhibit A. SG, its Affiliates and/or sublicensees shall be responsible for conducting all clinical trials of Licensed Products, subject, to the extent applicable, to [***]. All data produced as a result of clinical trials on Licensed Products conducted by SG or its Affiliates and/or sublicensees under this Agreement shall be owned by SG, its Affiliates and/or sublicensees, and all such data shall be considered Confidential Information of SG, its Affiliates and/or sublicensees.

6.3 Regulatory. PDL is transferring to SG all IND responsibility and regulatory oversight and reporting for safety and other regulatory matters. PDL shall take all actions specified in Exhibit A with respect to regulatory matters for Licensed Products, including without limitation transferring to SG ownership of the existing IND for PDL CD33 Antibodies (the “CD33 IND”). SG, its Affiliates and/or sublicensees shall be responsible for obtaining all necessary governmental applications and approvals for the development, testing, production, distribution, sale and use of Licensed Products, as applicable, in any country where Licensed Products shall be manufactured or sold or otherwise distributed. SG or any Affiliate and/or sublicensee it shall designate shall be named as the sponsor in any filing for any regulatory approval made for Licensed Products hereunder, and shall be the holder of all such regulatory approvals and shall be compliant per mandated laws and regulations. SG shall itself, and shall require its Affiliates and any sublicensees and transferees who obtain any rights or interests in (or control over) the CD33 IND, to agree in writing to, [***]

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6.4 Commercialization. SG, its Affiliates and/or sublicensees shall have the sole responsibility for, and right to make all decisions regarding, all commercialization activities, including without limitation sales, marketing and product launch activities and tactical execution of marketing and sales promotional programs for all Licensed Products. All marketing and promotional materials related shall be prepared by SG, its Affiliates or sublicensees for all Licensed Products. SG, its Affiliates or sublicensees shall bear all costs related to the commercialization of Licensed Products.

6.5 Diligence. SG agrees to use commercially reasonable efforts to research, develop and commercialize Licensed Products and to obtain such approvals as may be necessary in connection therewith. Upon request by PDL [***], at year end, SG shall deliver to PDL a written report setting forth in reasonable detail (a) [***], (b) [***], and (c) [***].

6.6 Compliance With Laws. SG agrees (and shall cause its sublicensees, Affiliates and contractors to agree) to comply with all applicable laws, rules and regulations in the research, development, manufacture, commercialization and use of Licensed Products.

6.7 Opt-In Development and Commercialization. The rights and obligations set forth in this Article 6 with respect to [***] shall be subject to Section 5.1 and any agreements entered into between the parties if either Party exercises its Opt-In Right pursuant to Article 5. For the avoidance of doubt, [***].

7. Representations and Warranties.

7.1 Representations and Warranties of PDL. PDL hereby represents and warrants that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate PDL corporate action;

(b) this Agreement is a legal and valid obligation, binding upon PDL and enforceable in accordance with its terms, except to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to creditors’ rights and to general equity principles;

(c) the execution, delivery and performance of the Agreement by PDL does not conflict with any agreement, instrument or binding understanding, oral or written, to which it is a party or by which it is bound, nor violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(d) [***];

(e) PDL has the right to grant the licenses granted herein;

(f) as of the Effective Date, there are no claims, judgments or settlements against PDL pending or to PDL’s knowledge, threatened in writing, seeking to invalidate any CD33 Patents;

(g) PDL has provided SG with accurate and complete copies of the [***] as of the Effective Date;

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(h) as of the Effective Date, the [***] are in full force and effect and PDL has not received notice regarding any actual or alleged breach of, or issued any notice of breach with respect to, the [***];

(i) PDL’s licenses to the [***], the [***] and the [***] are the [***];

(j) as of the Effective Date, the Queen Patents include all Patents owned or Controlled by PDL relating directly to the humanization of antibodies; and

(k) as of the date delivered by PDL to SG, PDL warrants that the [***] specified on Exhibit A (the “cGMP Materials”) were manufactured in accordance with cGMP and conformed to release specifications set forth in Exhibit D and were released by PDL’s Quality Assurance as clinical-grade drug product. Furthermore, PDL warrants as of the date delivered by PDL that the cGMP Materials have continued to conform to the stability specifications set forth in Exhibit D as demonstrated by the [***] time-point set forth in Exhibit D. Conformance with the release specifications and stability specifications shall be measured solely by the conformance tests specified therefore in Exhibit D as applied to retained samples (thus excluding any failures to conform caused by actions or inactions of SG). SG’s sole and exclusive remedy and PDL’s sole liability for any breach of this representation and warranty shall be, at PDL’s option, the [***].

(l) PDL has provided SG with accurate and complete copies of all material transfer agreements and sponsored research agreements entered into by PDL with Third Parties relating to PDL CD33 Antibodies. Other than [***], no Third Party has any [***] with respect to the [***] or any other [***] for PDL CD33 Antibodies.

7.2 Representations and Warranties of SG. SG hereby represents and warrants that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate SG corporate action; and

(b) this Agreement is a legal and valid obligation binding upon SG and enforceable in accordance with its terms, except to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to creditors’ rights and to general equity principles;

(c) The execution, delivery and performance of the Agreement by SG does not conflict with any agreement, instrument or binding understanding, oral or written, to which it is a party or by which it is bound, nor violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

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8. Intellectual Property Rights.

8.1 Ownership of Inventions. SG shall own all Inventions made solely by employees of or agents of or others obligated to assign Inventions to SG (collectively, “SG Inventions”). PDL shall own all Inventions made solely by employees of or agents of or others obligated to assign Inventions to PDL (collectively, “PDL Inventions”). Any Inventions made during the course of and pursuant to activities carried out under this Agreement jointly by, on the one hand, employees of or agents of or others obligated to assign Inventions to PDL and, on the other hand, employees of or agents of or others obligated to assign Inventions to SG (collectively, “Joint Inventions”) shall be jointly owned by PDL and SG in accordance with U.S. laws of inventorship.

8.2 Prosecution of CD33 Patents. PDL shall have the first right at its sole expense, using counsel selected at PDL’s sole discretion, to prepare, file, prosecute, maintain and obtain extensions of the CD33 Patents in countries of PDL’s choice. PDL shall solicit SG’s prior advice and review of material prosecution matters related to the preparation, filing, prosecution and maintenance of the CD33 Patents with reasonable advance notice to allow SG to comment thereon, and PDL shall consider in good faith SG’s reasonable comments related thereto. If PDL elects not to prosecute or maintain any patent or patent application within the CD33 Patents for any reason, PDL shall give SG notice thereof at least [***] prior to allowing such patent or patent application to lapse or become abandoned or unenforceable, and SG shall thereafter have the right, at its sole expense, to prosecute and maintain such patent or patent application, provided that, with respect to any CD33 Patents in-licensed from third parties, if any, PDL has the authority to allow SG to prosecute and maintain such patents and, if so, subject to the applicable terms and conditions of the applicable in-license agreement.

8.3 Prosecution of [***] Patents. The [***] Patents shall be filed, prosecuted and maintained in a manner consistent with the terms and conditions of the [***]. PDL will use reasonable efforts to provide to SG the following under the [***] as they are received from [***]: (i) [***]; (ii) [***]; and (iii) [***]. SG will pay PDL on a quarterly basis [***] and subject to SG’s receipt of appropriate documentation supporting such expenses.

8.4 New CD33 Patents. PDL shall disclose to SG all inventions conceived and reduced to practice by PDL prior to, on or after the Effective Date that relate specifically to CD33 Antibodies and which do not constitute Second Generation CD33 Improvements (collectively, “CD33 Inventions”) and as to which PDL intends to file patent applications that would meet the definition of CD33 Patents. Any such patent applications shall be included in the CD33 Patents (to the extent they meet the definition thereof), subject to the terms of this Agreement, and shall be listed in Exhibit B hereof, which shall be updated by PDL from time to time during the Term.

8.5 Infringement of CD33 Patents.

(a) Notice. If either Party learns that a Third Party is infringing or allegedly infringing any CD33 Patents within the Field, it shall promptly notify the other Party thereof and shall include in such notice the details of the infringement and any available evidence pertaining thereto. The Parties shall cooperate and use reasonable efforts to stop such alleged infringement without litigation.

(b) Enforcement Actions. PDL shall have the first right (but not the obligation), at its sole expense, to enforce CD33 Patents within the Field. If PDL fails to bring an action or proceeding within [***] of the later of (i) notifying SG of the alleged infringement pursuant to Section 8.5(a), (ii) being notified by SG of the alleged infringement pursuant to Section 8.5(a) or (iii) receiving a written request from SG requesting that PDL take such an action, SG shall have the right (but not the obligation) to bring any such action or proceeding relating to CD33 Patents. Each Party shall assist the

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other Party, upon request and at the enforcing Party’s sole expense, and to the extent commercially reasonable, in taking any action to enforce the CD33 Patents. Neither Party shall settle a suit to enforce any CD33 Patents without the consent of the other Party, which consent shall not be unreasonably withheld, except that neither party shall be restricted in granting any licenses or sublicenses under the CD33 Patents to third parties that it otherwise has the right to grant. All monies recovered upon the final judgment or settlement of any suit to enforce any CD33 Patents shall be allocated first to the Party taking the enforcement action to the extent necessary to compensate it for its expenses incurred in its enforcement, second to the other Party to the extent necessary to compensate it for its expenses in cooperating with the Party taking the enforcement action, and finally prorated in accordance with the damages for which such judgment or settlement is reasonably intended to compensate (taking into account the royalties and other payments that would have been payable to PDL hereunder in the absence of such infringement).

8.6 Prosecution and Enforcement of Queen Patents. PDL shall be solely responsible, at its sole discretion and expense, for the prosecution, defense, and maintenance of the Queen Patents, and for enforcing Queen Patents against actual or suspected Third Party infringers.

8.7 Prosecution and Enforcement of SG Patents. SG shall be solely responsible, at its sole discretion and expense, for the prosecution, defense, and maintenance of any SG Patents, and for enforcing SG Patents against actual or suspected Third Party infringers.

8.8 Prosecution and Enforcement of Joint Patents. The Parties shall cooperate and jointly agree on the prosecution, defense, and maintenance of any Joint Patents, and for enforcing Joint Patents against actual or suspected Third Party infringers.

8.9 Trademarks. All Licensed Products shall be sold under trademarks selected and owned or controlled by SG or its Affiliates and/or sublicensees worldwide. SG or its Affiliates and/or sublicensees shall control the preparation, prosecution and maintenance of applications related to such trademarks, and shall be responsible for the costs of the foregoing. SG or its Affiliates and/or sublicensees shall also be responsible for all costs, expenses, legal fees and recoveries associated with bringing, maintaining and prosecuting any action to maintain, protect or defend any trademark applicable to a Licensed Product, including claims for actual, alleged or threatened infringement, unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses.

8.10 USAN Name. Promptly after the Effective Date, PDL shall transfer ownership of the USAN name “lintuzumab” to SG for use with respect to Licensed Products developed hereunder.

9. Indemnification.

9.1 Indemnification by SG. SG and its Affiliates hereby agrees (and SG shall cause its sublicensees to agree) to indemnify, defend and hold PDL, its licensors (including [***]), directors, trustees, officers, employees, agents and their respective successors, heirs and assigns (the “Indemnitees”) harmless from and against all suits, claims, actions, demands, liabilities, damages, expenses and/or loss, including reasonable legal expense and attorneys’ fees (“Losses”) resulting from: (a) SG’s or its Affiliates’ or sublicensees’ research, development, manufacturing, testing, labeling, marketing or sale of Licensed Products; or (b) SG’s breach of any of its representations or warranties set forth in Section 7.2 or breach of its other obligations under this Agreement.

9.2 Indemnification by PDL. PDL hereby agrees to indemnify, defend and hold SG

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and its Indemnitees harmless from and against all Losses resulting from PDL’s breach of any of its representations or warranties set forth in Section 7.1 or breach of its other obligations under this Agreement.

9.3 Notice. In the event that one Party is seeking indemnification under this Section 9 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of a claim giving rise to a right of indemnification hereunder as soon as reasonably practicable after the Indemnified Party receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

9.4 Insurance. Beginning at the time any Licensed Product is being clinically tested in human subjects by SG, its Affiliates and/or sublicensees and continuing throughout the Term (and for a period of [***] thereafter), SG shall have and maintain such type and amounts of liability insurance covering the development, manufacture, use, and sale of Licensed Products as is normal and customary in the pharmaceutical industry generally for parties similarly situated, including without limitation products liability insurance with a minimum combined single limit per occurrence of [***]. This insurance shall also include contractual liability, and shall be carried with insurance companies with a Best rating of [***] or better. If carried under a claims made form, this insurance shall be carried by SG for a minimum of [***] following the termination of this Agreement. Upon request, SG shall provide PDL with a copy of its policies of insurance, or a certificate of insurance in that regard, along with any material amendments and revisions thereto. SG shall [***] discussed in this Section 9.4.

10. Confidentiality.

10.1 Confidential Information. In the course of performance of this Agreement, one Party may disclose to the other or receive written information from the other relating to the subject matter of this Agreement which information, if so identified in writing either pursuant to this Section 10.1 or otherwise upon disclosure, shall be considered to be the disclosing Party’s “Confidential Information”. In any event, all Licensed Technology and Materials shall be deemed Confidential Information of PDL for purposes of this Agreement (subject to the exceptions listed below and Section 10.2). Each Party agrees that it shall take the same steps to protect the confidentiality of the other Party’s Confidential Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any Third Party, except as contemplated by this Agreement or with the other Party’s prior written consent, the other Party’s Confidential Information for a period of [***] from the date of termination or expiration of this Agreement. For purposes of this Agreement, Confidential Information shall not include such information that:

(a) was known to the receiving Party at the time of first disclosure of it to the receiving Party by the disclosing Party hereunder;

(b) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement;

(c) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others without restrictions on confidentiality; or

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(d) was independently developed by the receiving Party without use of or reference to the other Party’s Confidential Information where such independent development can be established by written documentation.

10.2 Permitted Disclosure. Each Party shall be entitled (i) to disclose Confidential Information of the other Party to consultants, sublicensees and contractors for any purpose provided for in this Agreement and, (ii) to disclose Confidential Information (including the terms of this Agreement) to Third Parties in connection with financing or M&A discussions or with corporate partnering opportunities limited to CD33; provided in all cases that any such Third Party has first agreed in writing to confidentiality restrictions and obligations at least as protective as this Section 10. Either Party shall consult with the other Party prior to the submission of any manuscript for publication if the publication shall contain any Confidential Information of the other Party. Such consultation shall include providing a copy of the proposed manuscript to the other Party at least [***] prior to the proposed date of submission to a publisher, incorporating appropriate changes proposed by the other Party as to its Confidential Information into the manuscript submission and limiting disclosure of Confidential Information of the other Party as it may reasonably request. Notwithstanding the foregoing, Confidential Information of a Party may be disclosed by the other Party (i) as a part of a patent application filed on inventions made under this Agreement, (ii) to the extent reasonably required to comply with any applicable governmental law or regulation, including the rules or regulations of any relevant stock exchange, and (iii) to its accountants, attorneys, and other professional advisors, provided that such persons referred to in this subparagraph (iii) are obligated to keep such terms confidential to the same extent as such other Party. With respect to (i) and (ii) above, the disclosing Party shall first notify the other Party of the proposed disclosure (and provide copies thereof) reasonably in advance of the disclosure so as to provide the other Party with a reasonable opportunity to comment upon such disclosure and suggest ways to minimize the disclosure of Confidential Information.

11. Term and Termination.

11.1 Term. This Agreement shall commence as of the Effective Date and shall continue in effect until terminated in accordance with Section 11.2, 11.3 or 11.4 (the “Term”).

11.2 Termination by SG. SG may terminate this Agreement at any time upon [***] prior written notice.

11.3 Termination for Breach. Either Party may terminate this Agreement in the event of a material breach of the Agreement by the other Party upon [***] written notice to the other Party. The termination shall become effective at the end of the [***] period unless the other Party cures such breach within such period; provided that such [***] period will be extended for up to an additional [***] if the nature of the material breach is such that it is not curable within [***] and the breaching Party is diligently pursuing cure thereof; and provided further that if the breaching Party reasonably disputes the basis for any termination of this Agreement, such Party shall have the right to institute dispute resolution proceedings to determine whether there exists a material, uncured breach justifying such termination, and the termination shall not become effective until there is a final, binding determination thereof. by the arbitrator under Section 12.12. Each Party’s right to so terminate shall be in addition to any remedies available for breach of contract.

11.4 Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any

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state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) such other Party proposes a written agreement of composition or extension of all of its debts, (c) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (d) such other Party shall propose or be a party to any dissolution or liquidation, or (e) such other Party shall make an assignment for the benefit of its creditors.

11.5 Effect of Expiration or Termination.

(a) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration and shall not release either party from any obligation that has accrued prior to such expiration or termination, including without limitation any obligation to pay any amount which accrued or became due and payable under the terms and conditions of this Agreement prior to such expiration or termination. Sections 1, 2.10, 4.1, 4.2, 4.3, 4.9 (to extent provided therein), 7.3, 8.1, 9, 10 (to the extent provided therein), 11.5 and 12 of this Agreement shall survive any expiration or termination of this Agreement.

(b) Upon any termination of this Agreement by any party for any reason, the licenses granted by PDL to SG in Section 2 shall terminate and SG shall discontinue all further research and development of Licensed Products. Furthermore, SG shall promptly return to PDL (or at PDL’s request destroy) all Confidential Information of PDL and all Cell Lines, PDL CD33 Antibodies and Materials in SG’s possession or control.

(c) Any sublicense permitted under this Agreement, to the extent it is consistent with the rights and obligations due PDL hereunder, shall, at such sublicensee’s option in its sole discretion, survive termination of this Agreement and be deemed a direct license from PDL provided that: (i) the sublicensee is not in material breach of the terms of its sublicense at the time of such termination; (ii) upon termination of this Agreement, such sublicensee agrees in writing to be bound by all terms of this Agreement applicable to SG, and can reasonably show the capacity to comply with such terms to the same extent as if such sublicensee were an original Party hereto; (iii) the obligations of PDL under such direct license shall not be greater than the obligations of PDL under this Agreement; and (iv) the scope of such direct license shall not be broader than the rights sublicensed by SG to such sublicense.

(d) In the event of any termination of this Agreement, other than termination by SG pursuant to Section 11.3 or 11.4, at PDL’s option, in its sole discretion upon written notice to SG within [***] after the effective date of termination, SG shall negotiate in good faith with PDL for an exclusive license (solely for the purpose of developing, manufacturing and commercializing Licensed Products) to any SG CD33 Patents and related know-how and intellectual property owned and controlled by SG that covers or is used in Licensed Products (or their development, manufacture or commercialization) under reasonable terms and conditions. If the Parties mutually agree on such terms and enter into such an exclusive license agreement, then SG shall transfer to PDL all of SG’s research, development, manufacturing and commercialization program for all Licensed Products (including all Second Generation CD33 Products and Second Generation CD33 Improvements). Subject to reasonable availability, SG shall also make its employees and relevant consultants reasonably available during the first year following termination to consult with qualified PDL personnel on issues and questions related to development and manufacturing of Licensed Products, provided that in no event shall SG be obligated to provide more than [***] and [***] per week thereafter in performing such activities. PDL shall pay SG at an annual rate of [***], for research, development, manufacturing, technology transfer or other

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assistance to PDL hereunder, in [***] from the date of termination, and as reasonably requested by PDL for SG time allocated to such activities beyond [***], provided that such SG resources are available. Such FTE rate shall be increased by [***] of the Effective Date and upon every [***] thereafter during the Term. Such cooperation and assistance, as reasonably requested by PDL (or its designee), shall continue with as little disruption and delay as reasonably possible to the development, manufacture, and commercialization of Licensed Products (including, if applicable, by providing technology (including know-how) transfer, training and consultation and by transferring manufacturing processes and related technology). SG shall also transfer to PDL all applicable regulatory filings and approvals for Licensed Products together with all clinical data and similar information for Licensed Products. SG shall use commercially reasonable efforts to effect a transfer substantially in accordance with the foregoing from all of its applicable sublicensees, affiliates and contractors.

12. General Provisions.

12.1 No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, fiduciary, distributorship, employer-employee or joint venture relationship between the Parties. Neither Party shall have the authority to incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

12.2 Assignments. Neither Party shall (nor have the right to) assign this Agreement or any of its rights or obligations hereunder except: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of the assigning Party; (b) to any wholly owned subsidiary if the assigning Party remains liable and responsible for the performance and observance of all of the subsidiary’s duties and obligations hereunder; or (c) with the prior written consent of the other Party, which consent shall not be unreasonably delayed or withheld, provided, however, that assignment in the context of insolvency or bankruptcy of SG shall require prior written consent of PDL. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.2 shall be null and void.

12.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary in order to carry out the purposes and intent of this Agreement.

12.4 Use of Names. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names “Seattle Genetics” or “Protein Design Labs” or any other trade name or trademark of SG or PDL in connection with the performance of this Agreement.

12.5 Public Announcements. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party unless the nature of the information has been previously approved for disclosure. If the nature of the information has been approved, this Section 12.5 shall no longer apply to that information.

12.6 Entire Agreement; Amendments. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes all prior negotiations,

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correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, including, without limitation, the MTA (without limiting the effectiveness or enforceability of the MTA with respect to the period prior to the Effective Date). No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the Parties.

12.7 Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

12.8 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.9 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California, without giving effect to principles of conflicts of law.

12.10 Notices and Deliveries. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, overnight courier or transmitted by telecopy with a confirming copy sent by overnight courier or registered mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party. Any such notice, requests, delivery, approval or consent shall be deemed received on the date of telecopy or hand delivery, one business day after deposit with an overnight courier, or three (3) days after deposit of the registered mail with the U. S. postal service.

If to SG:	SEATTLE GENETICS, INC.
21823 30th Drive SE
Bothell, Washington 98021
Attention: Chief Executive Officer
Telephone: (425) 527-4000
Telecopy: (425) 527-4109
With a copy to: General Counsel

If to PDL:	PROTEIN DESIGN LABS, INC.
34801 Campus Drive
Fremont, CA 94555
Attention: Chief Executive Officer
Telephone: (510) 574-1677
Telecopy: (510) 574-1666
With a copy to: General Counsel

12.11 Force Majeure. Neither Party shall be in breach of this Agreement on account of failure of performance by the defaulting Party (excluding any failure to pay amounts owed hereunder) to the extent the failure is occasioned by government action, war, earthquake, fire, explosion, flood, strike, lockout, embargo, act of God, or any other cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has notified the other Party thereof and has exerted all reasonable

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efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

12.12 Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement shall be resolved as follows: (a) for a period of [***] after notice of a dispute is given by one Party to the other Party the respective appropriate officers of the parties shall negotiate in good faith in an effort to resolve the dispute; and (b) if the dispute has not been resolved at the close of such [***] period, the matter shall be finally settled by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, by one arbitrator appointed in accordance with said rules; provided, that if the parties cannot agree on the arbitrator, the dispute shall be resolved by a panel of three arbitrators, wherein each Party shall appoint one arbitrator and those arbitrators shall in turn jointly appoint the third arbitrator. Judgment on an award rendered by an arbitrator or arbitrators may be entered in any court having jurisdiction. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief without breach of this arbitration provision. Such arbitration shall be held in San Francisco, California.

12.13 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.14 Waiver and Delay. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a Party’s right to the future enforcement of its rights under this Agreement.

12.15 Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNITY OBLIGATIONS UNDER ARTICLE 9 AND CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SEATTLE GENETICS, INC.		PROTEIN DESIGN LABS, INC.

By:	/s/ Clay B. Siegall	By:	/s/ Mark McDade

Name:	Clay B. Siegall	Name:	Mark McDade

Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

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EXHIBIT A

Material Supplies, Technology Transfer and Technology Transfer Responsibilities

Except where otherwise noted, all Technology Transfer will be completed within [***] of the Effective Date.

I. [***]

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EXHIBIT B

CD33 Patents

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EXHIBIT C

Queen Patents

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EXHIBIT D

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